                                                                   Exhibit 10.57

                  AMENDED AND RESTATED SECURED PROMISSORY NOTE

$3,400,000                                                 Date: October 1, 2001

     FOR VALUE RECEIVED, Princeton Review Publishing, L.L.C., a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of Comdisco, Inc., a Delaware corporation or the holder of this Note (the "Lender") at P.O. Box 91744, Chicago, IL 60693 or such other place of payment as the holder of this Amended and Restated Promissory Note (this "Note") may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Three Million Four Hundred Thousand and 00/100 Dollars ($3,400,000) together with interest at six and one-quarter percent (6.25%) per annum, from the date of this Note to the Maturity Date. Borrower shall make twenty-four (24) equal payments of principal and accrued interest on the outstanding principal amount of the Loan in the amount of $151,073.37 each, as set forth on the payment schedule attached hereto as Exhibit A, on the first day of each month ("Payment Date"), commencing November 1, 2001, through and including October 1, 2003. Interest shall be computed on the basis of a year consisting of twelve months of thirty days each. Any payments made under this Note shall not be available for reborrowing.

     This Note is the "Restated Note" referred to in, and is executed and delivered in connection with, that certain Amended and Restated Loan and Security Agreement dated October 1, 2001, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the "Loan Agreement"), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein.

     This Note shall amend and restate in its entirety, the following (collectively, the "Embark Notes"): (a) that certain Subordinated Promissory Note dated March 27, 2000, executed by Embark in favor of Lender in the original principal amount of $3,000,000; and (b) that certain Subordinated Promissory Note dated April 7, 2000, executed by Embark in favor of Lender in the original principal amount of $2,000,000, and this Note shall fully supersede the provisions of the Embark Notes. The Lender, for itself, its successors and assigns, covenants and agrees that, to the extent that there is an event of default under any Future Indebtedness, the payment of the principal of and interest on this Note may be subordinated in right of payment to the prior payment in full of any Future Indebtedness to the extent set forth in the documentation that reflects the parties' rights and obligations under the Future Indebtedness

     Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

                  [Remainder of Page Intentionally Left Blank]

     This Note has been negotiated and delivered to Lender and is payable in the State of Illinois. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

     BORROWER:                  PRINCETON REVIEW PUBLISHING, L.L.C.
                                Signature:       /s/ Mark Chernis
                                                 ----------------
                                Print Name:      Mark Chernis
                                Title:           President

                                    EXHIBIT A

                              AMORTIZATION SCHEDULE